Exhibit 99.1

   WALTER INDUSTRIES RELEASES PRELIMINARY ASSESSMENT FROM HURRICANE KATRINA -
    612,000 TONS OF METALLURGICAL COAL INVENTORY AT PORT OF MOBILE INTACT - - SIGNIFICANT INSURANCE CLAIMS-RELATED LOSSES EXPECTED IN FINANCING BUSINESS -
    COMPANY ESTABLISHES EMPLOYEE MATCHING FUND FOR RED CROSS HURRICANE RELIEF
                                    EFFORTS -

TAMPA, Fla., Aug. 31 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE: WLT) announced today its initial operations assessment following Hurricane Katrina.

"First and foremost, we are fortunate to report that, based on what we know so far, our employees in the region appear to be safe and sound after this devastating hurricane," said Chairman and CEO Don DeFosset. "Although we cannot currently estimate the effect on our financial results, third quarter earnings will be impacted as a result of the storm."

Preliminary assessments on each business are as follows:

Jim Walter Resources & Sloss Industries

Jim Walter Resources mining and degas operations experienced only minor storm damage and power outages and continued operations with virtually no downtime.

Approximately 612,000 tons of metallurgical coal located at the Port of Mobile was not materially impacted, despite record storm surges in the area; and it appears that the McDuffie terminal at the port did not incur significant damage. The Company said it does not expect any shipping disruptions, though port congestion may delay some individual ship-loading schedules. Sloss Industries reported no storm-related operational issues.

U.S. Pipe

U.S. Pipe reported minor damage and power outages at the Company's North Birmingham and Bessemer, Ala. plants. Both locations restored normal operations this morning.

Financial Services

The Company's Cardem Insurance subsidiary has a significant customer base in Louisiana, Mississippi and Alabama, with nearly 10,000 policies in these states.

"Similar to our experience during last year's hurricane season, and based on extremely preliminary estimates, we expect significant claims-related losses in our Cardem Insurance business," DeFosset said. "However, losses cannot be accurately estimated until better claims data becomes available, which is likely to take several weeks."

Homebuilding

Jim Walter Homes has several model home parks and numerous houses in various stages of construction in the affected area. Initial damage reports are not significant. However, the Company has yet to receive updates from several branches in the affected region, due to limited communication and electrical power outages.

"While it is still too early to tell what operational impacts we may see at our Jim Walter Homes business as a result of the storm, previous hurricanes have impacted houses under construction and impaired our ability to complete homes under contract as a result of limited sub-contractor availability and reduced supply of key materials," said DeFosset.

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Walter Industries Establishes Employee Matching Fund to Aid Hurricane
Victims

The Company also announced that it has set up an employee matching fund earmarked for the American Red Cross 2005 Hurricane Relief Fund to aid victims of Hurricane Katrina across the Gulf Coast. Walter Industries will match employee contributions to the American Red Cross to assist with hurricane relief.

"After the four major hurricanes of 2004, we know all too well how devastating a catastrophe like this is to personal lives and we want to do our part to help. Our sympathies go out to the people of Louisiana, Alabama, Mississippi and other areas affected by Hurricane Katrina," DeFosset said.

Walter Industries, Inc. is a diversified company with 2004 revenues of $1.5 billion. The Company is a leader in affordable homebuilding, financing, water transmission products, and is a significant producer of high-quality metallurgical coal for worldwide markets. Based in Tampa, Fla., the Company employs approximately 5,200 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com .

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, the cost and timing of returning Mine No. 5 to operation, changes in customer orders, pricing actions by the Company's competitors, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the closing of the Mueller transaction and the timing of and ability to execute on any strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.